EXHIBIT Y
Amended and Restated Joint Filing Statement
We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Date: December 20, 2021
OCCIDENTAL PETROLEUM CORPORATION
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

OXY USA INC.
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

OCCIDENTAL PERMIAN MANAGER LLC
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

OXY OIL PARTNERS, INC.
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

NEW OPL, LLC
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President and Secretary

BASEBALL MERGER SUB 2, INC.
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

ANADARKO PETROLEUM CORPORATION
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

WESTERN GAS RESOURCES, INC.
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

APC MIDSTREAM HOLDINGS, LLC
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

WGR ASSET HOLDING COMPANY LLC
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

KERR-MCGEE WORLDWIDE CORP.
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President

ANADARKO HOLDING COMPANY
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President and Secretary

OXY USA WTP LP, by its General Partner, OCCIDENTAL PERMIAN MANAGER, LLC
By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President and Secretary